EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:      Lorraine D. Miller, CFA

                    Senior Vice President - Finance and External Communications

                    404.378.0491

WESTPOINT STEVENS REPORTS FOURTH QUARTER 2003 RESULTS

WEST POINT, GEORGIA (February 20, 2004) -- WestPoint Stevens Inc. (OTCBB: WSPT) (www.westpointstevens.com) today reported results for the fourth quarter ended December 31, 2003.

The Company's net sales for the fourth quarter of 2003 decreased 2% to $456.1 million compared with $466.2 million a year ago. Sales declined primarily from a reduction in the Company's mill store sales as a result of restructuring initiatives that have reduced the total number of retail stores to 38 from 57 in the year ago period. Furthermore, the results for one of the Company's foreign subsidiaries, WestPoint Stevens (Europe) Ltd., are not included in the fourth quarter of 2003 as this subsidiary filed for bankruptcy in the United Kingdom in August of 2003 and is in the process of liquidating.

Net income for the fourth quarter of 2003 was a loss of $31.5 million or $0.63 per diluted share compared with a net loss of $0.1 million or $0.00 per diluted share in 2002.

Loss before taxes for the fourth quarter of 2003 was $45.4 million compared with a loss before taxes in 2002 of $0.1 million. Included in the fourth quarter of 2003 were $37.5 million in expenses related to the Company's restructuring initiatives, and $12.5 million in expenses related to the current bankruptcy proceedings compared with $2.2 million in expenses in the fourth quarter of 2002 related to WestPoint Stevens previously announced restructuring initiatives.

M. L. "Chip" Fontenot, WestPoint Stevens President and CEO commented, "The fourth quarter saw continued improvement in the retail environment. Against this backdrop we are maintaining the high service levels that our customers expect from West Point Stevens and remain adequately funded with availability under our $300 million debtor-in-possession facility of $154 million at the end of the fourth quarter."

Mr. Fontenot continued, "The Company is continuing to move forward on a consensual basis with negotiating new terms for a Chapter 11 plan of reorganization with all its major creditor constituencies."

For 2003, annual sales decreased 9.1% to $1,646.2 million versus $1,811.4 million in 2002. Loss before taxes for 2003 was $194.6 million compared with a loss before taxes in 2002 of $19.8 million. Included in the 2003 period were a $46.3 million charge for goodwill impairment, $67.1 million in expenses related to WestPoint Stevens previously announced restructuring initiatives, and $31.5 million in expenses related to the current bankruptcy proceedings. Included in the loss in the 2002 period was $18.2 million in expenses for restructuring initiatives. Net income for 2003 was a loss of $133.3 million versus a loss of $12.7 million for 2002. In addition to the items above, the decline reflects the impact of lower sales, increased raw material costs, increased royalties, increased pension expense, and under-absorbed overhead due to production curtailment. Fully diluted earnings per share increased to a loss of $2.67 in 2003 after charges associated with recent restructuring initiatives versus a loss after charges in 2002 of $0.25.

-MORE-

WestPoint Stevens Inc. is the nation's premier home fashions consumer products marketing company, with a wide range of bed linens, towels, blankets, comforters and accessories marketed under the well-known brand names GRAND PATRICIAN, PATRICIAN, MARTEX, ATELIER MARTEX, BABY MARTEX, UTICA, STEVENS, LADY PEPPERELL, SEDUCTION, VELLUX and CHATHAM -- all registered trademarks owned by WestPoint Stevens Inc. and its subsidiaries -- and under licensed brands including RALPH LAUREN HOME, DISNEY HOME, GLYNDA TURLEY and SIMMONS BEAUTYREST. WestPoint Stevens is also a manufacturer of the MARTHA STEWART and JOE BOXER bed and bath lines. WestPoint Stevens can be found on the World Wide Web at www.westpointstevens.com.

Safe Harbor Statement: Except for historical information contained herein, certain matters set forth in this press release are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties may be attributable to important factors that include but are not limited to the following: Product margins may vary from those projected; Raw material prices may vary from those assumed; Additional reserves may be required for bad debts, returns, allowances, governmental compliance costs, or litigation; There may be changes in the performance of financial markets or fluctuations in foreign currency exchange rates; Unanticipated natural disasters could have a material impact upon results of operations; There may be changes in the general economic conditions that affect customer practices or consumer spending; Competition for retail and wholesale customers, pricing and transportation of products may vary from time to time due to seasonal variations or otherwise; Customer preferences for our products can be affected by competition, or general market demand for domestic or imported goods or the quantity, quality, price or delivery time of such goods; There could be an unanticipated loss of a material customer or a material license; The availability and price of raw materials could be affected by weather, disease, energy costs or other factors; The future results of operations may be adversely affected by factors relating to the Chapter 11 proceedings. The information contained in this release is as of February 20, 2004. WestPoint Stevens assumes no obligation to update publicly any forward-looking statements, contained in this document as a result of new information or future events or developments.

FINANCIAL STATEMENTS TO FOLLOW

WESTPOINT STEVENS INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended December 31,

	2003			2002

	ProForma	Restructuring		ProForma	Restructuring
	Before	And Other		Before	And Other
	Restructuring	Items	Actual	Restructuring	Items	Actual

Net sales	$456,084	$-	$456,084	$466,187	$-	$466,187
Cost of goods sold	380,736	2,162	382,898	368,571	1,395	369,966

Gross earnings (loss)	75,348	(2,162)	73,186	97,616	(1,395)	96,221

Selling, general and administrative
expenses	48,202	-	48,202	59,535	-	59,535
Restructuring and impairment charge	-	35,322	35,322	-	762	762
Goodwill impairment charge	-	-	-	-	-	-

Operating earnings (loss)	27,146	(37,484)	(10,338)	38,081	(2,157)	35,924

Interest expense	19,132	-	19,132	35,026	-	35,026
Other expense-net	3,381	-	3,381	994	-	994
Chapter 11 expenses	12,528	-	12,528	-	-	-

Income (loss) before income
tax expense (benefit)	(7,895)	(37,484)	(45,379)	2,061	(2,157)	(96)

Income tax expense (benefit)	(355)	(13,495)	(13,850)	742	(777)	(35)

Net income (loss)	$(7,540)	$(23,989)	$(31,529)	$1,319	$(1,380)	$(61)

Basic net income (loss) per
common share	$(0.15)		$(0.63)	$0.03		$-

Diluted net income (loss) per
common share	$(0.15)		$(0.63)	$0.03		$-

Basic average common shares
outstanding	49,897		49,897	49,681		49,681
Dilutive effect of stock options
and stock bonus plan	-		-	-		-

Diluted average common shares
outstanding	49,897		49,897	49,681		49,681

WESTPOINT STEVENS INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Twelve Months Ended December 31,

	2003			2002

	ProForma	Restructuring		ProForma	Restructuring
	Before	And Other		Before	And Other
	Restructuring	Items	Actual	Restructuring	Items	Actual

Net sales	$1,646,202	$-	$1,646,202	$1,811,357	$-	$1,811,357
Cost of goods sold	1,344,883	17,442	1,362,325	1,406,190	11,594	1,417,784

Gross earnings (loss)	301,319	(17,442)	283,877	405,167	(11,594)	393,573

Selling, general and administrative
expenses	231,536	-	231,536	264,650	-	264,650
Restructuring and impairment charge	-	49,613	49,613	-	6,634	6,634
Goodwill impairment charge	46,298	-	46,298	-	-	-

Operating earnings (loss)	23,485	(67,055)	(43,570)	140,517	(18,228)	122,289

Interest expense	101,972	-	101,972	135,476	-	135,476
Other expense-net	17,606	-	17,606	6,592	-	6,592
Chapter 11 expenses	31,481	-	31,481	-	-	-

Income (loss) before income
tax expense (benefit)	(127,574)	(67,055)	(194,629)	(1,551)	(18,228)	(19,779)

Income tax expense (benefit)	(37,205)	(24,140)	(61,345)	(558)	(6,562)	(7,120)

Net income (loss)	$(90,369)	$(42,915)	$(133,284)	$(993)	$(11,666)	$(12,659)

Basic net income (loss) per
common share	$(1.81)		$(2.67)	$(0.02)		$(0.25)

Diluted net income (loss) per
common share	$(1.81)		$(2.67)	$(0.02)		$(0.25)

Basic average common shares
outstanding	49,886		49,886	49,667		49,667
Dilutive effect of stock options
and stock bonus plan	-		-	-		-

Diluted average common shares
outstanding	49,886		49,886	49,667		49,667

WESTPOINT STEVENS INC.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2003	2002

Assets
Current Assets
Cash and cash equivalents	$3,660	$1,096
Accounts receivable	243,507	107,751
Inventories	368,620	368,743
Prepaid expenses and other current assets	32,996	33,111

Total current assets	648,783	510,701

Property, Plant and Equipment, net	616,422	711,189

Other Assets
Deferred financing fees	12,837	25,883
Other assets	1,737	3,134
Goodwill	-	46,298

	$1,279,779	$1,297,205

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Senior Credit Facility	$490,689	$447,795
DIP Credit Agreement	89,017	-
Long-term debt classified as current	165,000	1,165,000
Accrued interest payable	295	3,949
Accounts payable	56,198	57,357
Pension and other accrued liabilities	111,731	110,073

Total current liabilities	912,930	1,784,174

Noncurrent Liabilities
Deferred income taxes	87,179	158,244
Pension and other liabilities	141,936	160,434

Total noncurrent liabilities	229,115	318,678

Liabilities Subject to Compromise	1,086,869	-

Stockholders' Equity (Deficit)	(949,135)	(805,647)

	$1,279,779	$1,297,205

WESTPOINT STEVENS INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Twelve Months Ended December 31,

	2003	2002

Cash flows from operating activities:
Net loss	$(133,284)	$(12,659)
Adjustments to reconcile net loss to net
cash provided by (used for) operating activities:
Depreciation and other amortization	69,411	79,225
Deferred income taxes	(61,459)	(979)
Changes in working capital	80,723	18,667
Other-net	3,005	10,940
Non-cash component of restructuring and
impairment charge	43,957	4,445
Goodwill impairment charge	46,298	-

Net cash provided by operating activities	48,651	99,639

Cash flows from investing activities:
Capital expenditures	(18,679)	(46,231)
Net proceeds from sale of assets	631	2,024

Net cash used for investing activities	(18,048)	(44,207)

Cash flows from financing activities:
Senior Credit Facility:
Borrowings	720,333	794,581
Repayments	(677,439)	(854,287)
DIP Credit Agreement:
Borrowings	513,460	-
Repayments	(424,443)	-
Fees associated with DIP Credit Agreement	(5,150)	-
Trade Receivables Program	(154,800)	2,200

Net cash used for financing activities	(28,039)	(57,506)

Net increase (decrease) in cash and cash equivalents	2,564	(2,074)

Cash and cash equivalents at beginning of period	1,096	3,170

Cash and cash equivalents at end of period	$3,660	$1,096